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                                                                    EXHIBIT 23.2

                      CONSENTS OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Bay Networks, Inc. of our report dated July 18, 1994 relating to the financial statements of Wellfleet Communications, Inc. as of June 30, 1994 and for the year then ended. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Boston, Massachusetts
October 15, 1996